UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2023

Hepion Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36856	46-2783806
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

399 Thornall Street, First Floor
Edison, NJ 08837

(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 902-4000

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	HEPA	Nasdaq Capital Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

On December 27, 2023, the audit committee of the Board of Directors of Hepion Pharmaceuticals, Inc. (the “Company”) approved the dismissal of BDO USA, P.C. (“BDO”) as the Company’s independent registered public accounting firm and approved the engagement of Grassi Advisors (“Grassi”) as the Company’s independent registered public accounting firm to audit the Company’s consolidated financial statements for the year ended December 31, 2023. Accordingly, on January 1, 2024, BDO was informed that it would be dismissed as the Company’s independent registered public accounting firm, effective immediately.

The report of BDO on the Company’s financial statements as of December 31, 2022 and 2021, and the related statements of operations, changes in stockholders’ deficit and cash flows for the years ended December 31, 2021 and 2022 did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that such report contained an explanatory paragraph which noted that there was substantial doubt as to the Company’s ability to continue as a going concern because the Company has suffered recurring losses from operations and has an accumulated deficit.

During the fiscal years ended December 31, 2022 and 2021, and the subsequent interim period through December 27, 2023, there have been no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the material weaknesses in the Company’s internal control over financial reporting described in Part II, Item 9A, “Controls and Procedures,” in the Company’s annual reports on Form 10-K for the years ended December 31, 2022 and 2021, filed with the Securities and Exchange Commission (the “SEC”) on April 10, 2023 and in Part I, Item 4, “Controls and Procedures,” in the Company’s quarterly reports on Form 10-Q for the quarters ended March 31, 2023, June 30, 2023 and September 30, 2023 filed with the SEC on May 12, 2023, August 14, 2023 and November 20, 2023, respectively. The Audit Committee has discussed the material weaknesses in the Company’s internal control over financial reporting with BDO and has authorized BDO to respond fully to the inquiries of Grassi, the Company’s new independent registered public accountants, concerning such weakness.

During the years ended December 31, 2022 and 2021 through December 27, 2023, there were no disagreements between the Company and BDO on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused it to make reference to the subject matter of the disagreement in connection with its report covering such period.

During the years ended December 31, 2022 and 2021 and through December 27, 2023, the date the audit committee of the Board approved the engagement of Grassi as the Company’s independent registered public accounting firm, neither the Company nor anyone on the Company’s behalf consulted with Grassi regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and no written report or oral advice was provided to the Company by the Company that the Company concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement, as that term is described in Item 304(a)(1)(iv) of Regulation S-K under the Exchange Act, or a reportable event, as that term is defined in Item 304(a)(1)(v) of Regulation S-K under the Exchange Act.

The Company provided BDO with a copy of the foregoing disclosures prior to the filing of this Report and requested that BDO furnish the Company with a letter addressed to the SEC stating whether it agrees with the statements made by the Company set forth above. A copy of BDO’s letter, dated January 2, 2024, is attached as Exhibit 16.1 to this Report.

Item 9.01 (d) Exhibits	Financial Statements and Exhibits
16.1	Letter from BDO USA, P.C. to the Securities and Exchange Commission dated January 2, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 3, 2024

HEPION PHARMACEUTICALS, INC.

By:	/s/ John Cavan
John Cavan
Interim Chief Executive Officer